Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3, (No. 333-226869) of Despegar.com, Corp. of our report dated April 26, 2019 relating to the financial statements, which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L. /s/ Marcelo Daniel Pfaff
Marcelo Daniel Pfaff Partner

Buenos Aires, Argentina

April 26, 2019